Exhibit 10.8

HUMACYTE, INC.
ANNUAL BONUS PLAN

1.         Purposes of the Plan. The purposes of the Plan are to attract and retain the best available personnel, to provide additional incentives to employees, and to promote the success of the business of Humacyte, Inc.

2.            Definitions.

(a)            “Actual Award” means the actual bonus payout (if any) made to a Participant for the applicable Performance Period, subject to the Committee’s authority under Section 3(c) to modify the amount of the payout.

(b)           “Affiliate” means any corporation or other entity (including, but not limited to, partnerships and joint ventures) controlled by the Company.

(c)            “Board” means the Board of Directors of the Company.

(d)           “Code” means the Internal Revenue Code of 1986, as amended. Reference to a specific section of the Code or regulation thereunder will include such section, any valid regulation promulgated thereunder, and any comparable provision of any future legislation or regulation amending, supplementing or superseding such section or regulation.

(e)          “Committee” means the committee appointed by the Board (pursuant to Section 5) to administer the Plan. Unless and until the Board otherwise determines, the Board’s Compensation Committee will administer the Plan.

(f)            “Company” means Humacyte, Inc., a Delaware corporation, or any successor entity.

(g)            “Effective Date” means the date of the closing of the Transaction.

(h)            “Employee” means any full-time employee of the Company or of an Affiliate.

(i)            “Participant” means as to any Performance Period, an Employee who has been selected by the Committee for participation in the Plan for that Performance Period.

(j)           “Performance Period” means the period of time for the measurement of the performance criteria applicable to a Target Award, as determined by the Committee in its sole discretion.

(k)            “Plan” means this Humacyte, Inc. Annual Bonus Plan, as such may be amended or restated from time to time.

(l)           “Target Award” means the target award, at 100% of target level performance achievement, payable under the Plan to a Participant for the Performance Period, as determined by the Committee in accordance with Section 3(b).

(m)           “Transaction” means the transaction contemplated by the Business Combination Agreement, dated as of February 17, 2021, by and among Alpha Healthcare Acquisition Corp., a Delaware corporation (“AHAC”), Hunter Merger Sub, Inc., a Delaware corporation and wholly owned subsidiary of AHAC, and Humacyte, Inc., a Delaware corporation.

3.            Selection of Participants and Determination of Awards.

(a)          Selection of Participants. The Committee, in its sole discretion, will select the Employees who will be Participants for any Performance Period. Participation in the Plan is in the sole discretion of the Committee, on a Performance Period by Performance Period basis. Accordingly, an Employee who is a Participant for a given Performance Period in no way is guaranteed or assured of being selected for participation in any subsequent Performance Period or Performance Periods.

(b)            Determination of Target Awards. The Committee, in its sole discretion, may establish a Target Award for each Participant (which may be expressed as a percentage of a Participant’s base salary for the Performance Period or a fixed dollar amount or such other amount or based on such other formula as the Committee determines). The grant of a Target Award to a Participant does not guarantee any payment to Participant under the Plan, and shall not be construed as such.

(c)            Determination of Actual Award; Discretion to Modify Awards. The Committee shall have the sole discretion to determine the extent to which the performance criteria applicable to a Target Award has been satisfied and the amount of the Actual Award payable to the Participant (if any) based on the satisfaction of such performance criteria. Notwithstanding any contrary provision of the Plan, the Committee may, in its sole discretion and at any time, increase, reduce or eliminate a Participant’s Actual Award. The Actual Award may be below, at or above the Target Award, in the Committee’s discretion. The Committee may determine the amount of any increase, reduction or elimination on the basis of such factors as it deems relevant, and will not be required to establish any allocation or weighting with respect to the factors it considers.

(d)          Discretion to Determine Performance Criteria. Notwithstanding any contrary provision of the Plan, the Committee, in its sole discretion, will determine the performance goals (if any) applicable to any Target Award (or portion thereof). The goals may be on the basis of any factors the Committee determines relevant, and may be on an individual, divisional, business unit, segment or Company-wide basis. Any performance criteria used may be measured on such basis as the Committee determines. The performance goals may differ from Participant to Participant and from award to award. The Committee also may determine that a Target Award (or portion thereof) will not have a performance goal associated with it but instead will be granted (if at all) in the sole discretion of the Committee.

4.            Payment of Awards.

(a)           Right to Receive Payment. Each Actual Award will be paid solely from the general assets of the Company. Nothing in the Plan will be construed to create a trust or to establish or evidence any Participant’s claim of any right other than as an unsecured general creditor with respect to any payment to which he or she may be entitled.

(b)          Timing of Payment. Payment of each Actual Award shall be made as soon as practicable after the end of the Performance Period to which the Actual Award relates and after the Actual Award is approved by the Committee, but in no event later than March 15 of the calendar year immediately following the calendar year in which the Performance Period ends. Unless otherwise determined by the Committee, to earn an Actual Award a Participant must be employed by the Company or any Affiliate on the date the Actual Award is paid. For purposes of the Plan, transfer of employment of a Participant between the Company and any one of its Affiliates (or between Affiliates) will not be deemed a termination of employment.

(c)           Form of Payment. Each Actual Award will be paid in cash (or its equivalent) in a single lump sum.

5.            Plan Administration.

(a)           Committee is the Administrator. The Plan will be administered by the Committee. The Committee will consist of not less than two members of the Board. The members of the Committee will be appointed from time to time by, and serve at the pleasure of, the Board.

(b)         Committee Authority. Subject to the terms of the Plan, the Committee shall have authority to take any and all actions that it determines to be necessary or advisable in connection with the administration of the Plan, including but not limited to the power to (i) determine which Employees will be granted awards, (ii) prescribe the terms and conditions of awards, (iii) interpret the Plan and any awards granted thereunder, (iv) adopt such procedures and sub-plans as are necessary or appropriate to permit participation in the Plan by Employees who are foreign nationals or employed outside of the United States, (v) adopt rules for the administration, interpretation and application of the Plan as are consistent therewith, (vi) interpret, amend or revoke any such rules, (vii) determine all facts necessary to administer the Plan and any award granted thereunder, (viii) make and approve corrections in the documentation or administration of any award, (ix) determine the extent to which the performance criteria have been met and (x) determine the extent to which an award will be modified, if at all, in accordance with Section 3(c).

(c)          Decisions Binding. All determinations and decisions made by the Committee, the Board, and/or any delegate of the Committee pursuant to the provisions of the Plan will be final, conclusive, and binding on all persons, and will be given the maximum deference permitted by law.

(d)           Delegation by Committee. The Committee, in its sole discretion and on such terms and conditions as it may provide, but subject to any limitations under applicable law or the rules of any stock exchange on which the Company’s shares are listed, may delegate all or part of its authority and powers under the Plan to one or more directors and/or officers of the Company; provided that any such officer shall not be authorized to grant an award under the Plan to himself or herself.

(e)           Indemnification. In addition to such other rights of indemnification as they may have, members of the Board and any Committee (and any individuals to whom authority is delegated pursuant to Section 5(d)) shall be defended and indemnified by the Company to the extent permitted by law against all reasonable expenses, including attorneys’ fees, actually and necessarily incurred in connection with the defense of any claim, investigation, action, suit or proceeding, or in connection with any appeal therein, to which they or any of them may be a party by reason of any action taken or failure to act under or in connection with the Plan, or any award granted hereunder, and against all amounts paid by them in settlement thereof (provided such settlement is approved by the Company) or paid by them in satisfaction of a judgment in any such claim, investigation, action, suit or proceeding, except in relation to matters as to which it shall be adjudged in such claim, investigation, action, suit or proceeding that such person is liable for gross negligence, bad faith or intentional misconduct. Upon the institution of any such action, suit, or proceeding, any such indemnified person against whom a claim is made shall notify the Company in writing and give the Company the opportunity, within thirty (30) days after such notice and at its own expense, to handle and defend the same before such indemnified person undertakes to handle it on his or her own behalf.

6.            Amendment, Termination, and Duration.

(a)           Amendment, Suspension, or Termination of Plan. The Board, in its sole discretion, may amend, suspend or terminate the Plan, or any part thereof, at any time and for any reason. The amendment, suspension or termination of the Plan will not, without the consent of the Participant, materially and adversely affect such Participant’s rights under any Actual Award theretofore earned and paid. No award may be granted during any period of suspension or after termination of the Plan.

(b)          Amendment of Awards. The Board or the Committee, in its sole discretion and without the Participant’s consent, may amend or terminate any Target Award granted under the Plan at any time and for any reason.

(c)            Duration of Plan. The Plan will commence on the Effective Date and will remain in effect thereafter until terminated by the Board.

7.            General Provisions.

(a)           Governing Law. The validity and construction of the Plan and all awards thereunder shall be governed by the laws of the State of Delaware, excluding any conflicts or choice of law rules or principles that might otherwise refer construction or interpretation of any provision of the Plan or an award to the substantive law of another jurisdiction.

(b)           Tax Withholding. The Company (or the Affiliate employing the applicable Employee) will withhold all applicable taxes from any Actual Award, including any federal, state, local or foreign income and employment taxes.

(c)           Section 409A. The Plan is intended to be exempt from the requirements of Section 409A of the Code (“Section 409A”), and shall be interpreted in accordance with such intent. Each payment under the Plan is intended to constitute a separate payment for purposes of Treasury Regulation Section 1.409A-2(b)(2). If an award granted under the Plan is subject to Section 409A, any payment to a Participant who is a “specified employee” (within the meaning of Section 409A) of the Company or any Affiliate and that is payable upon such Participant’s “separation from service” (within the meaning of Section 409A), shall not be made before the date that is six months after the Participant’s separation from service, to the extent required to avoid the adverse consequences of Section 409A. Nothing in the Plan shall be interpreted or construed to transfer any liability for any tax (including a tax or penalty due as a result of a failure to comply with Section 409A) to the Company or to any other individual or entity, and the Company shall have no liability to a Participant, or any other party, if an award granted under the Plan that is intended to be exempt from, or compliant with, Section 409A is not so exempt or compliant.

(d)          No Employment or Service Rights. The Plan shall not confer upon any Participant any right to employment or service with the Company or any Affiliate, nor shall it interfere in any way with the right of the Company or any Affiliate to terminate the Participant’s employment or service at any time.

(e)           Participation. No Employee will have the right to be selected to receive an award under the Plan, or, having been so selected, to be selected to receive a future award.

(f)         Successors. All obligations of the Company under the Plan, with respect to awards granted hereunder, will be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all of the business or assets of the Company.

(g)           Nontransferability of Awards. No award granted under the Plan may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution. All rights with respect to an award granted to a Participant will be available during his or her lifetime only to the Participant.

(h)           Construction. Captions and titles contained herein are for convenience only and shall not affect the meaning or interpretation of any provision of the Plan. Except when otherwise indicated by the context, the singular shall include the plural and the plural shall include the singular. Use of the term “or” is not intended to be exclusive, unless the context clearly requires otherwise.

(i)            Severability. In the event any provision of the Plan will be held illegal or invalid for any reason, the illegality or invalidity will not affect the remaining parts of the Plan, and the Plan will be construed and enforced as if the illegal or invalid provision had not been included.

(j)           Requirements of Law. The granting of awards under the Plan will be subject to all applicable laws, rules and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.

(k)           Recoupment; Clawback. Subject to the terms and conditions of the Plan, the Committee may provide that any Participant and/or any award granted under the Plan is subject to any recovery, recoupment, clawback and/or other forfeiture policy maintained by the Company from time to time.

(l)            Effect on Other Employee Benefit Plans. Nothing contained in the Plan shall prevent the Company or any Affiliate from adopting other or additional compensation arrangements for its employees or other service providers. The value of any award under the Plan shall not be included as compensation, earnings, salaries, or other similar terms used when calculating any Participant’s benefits under any employee benefit plan sponsored by the Company or any Affiliate, except as such plan otherwise expressly provides. The Company expressly reserves its rights to amend, modify, or terminate any of the Company’s or any Affiliate’s employee benefit plans.